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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549



                                       FORM 8-K

                                    CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934



                            Date of Report:  July 29, 1997



                                  THE MNI GROUP INC.
                  (Exact name of Registrant as specified in charter)



          New Jersey                  0-18349              22-2380325
       (State or other          (Commission File No.)     (IRS Employer
       jurisdiction of                                    Identification
        incorporation)                                       Number)




     10 West Forest Avenue, Englewood, New Jersey            07631
    (Address of principal executive offices)              (Zip Code)



       Registrant's telephone number, including area code:  (201) 569-1188
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Item 2.  Acquisition or Disposition of Assets.

         On July 22, 1997, Registrant consummated an acquisition transaction (the "Merger") contemplated by an Agreement and Plan of Merger and Reorganization dated as of July 7, 1997 (the "Merger Agreement") with K.O.S. Industries, Inc. ("KOS"), a privately owned company located in Scottsdale, Arizona, whereby KOS became a wholly-owned subsidiary of Registrant (the "Merger"). KOS is a developer and distributor of pet care products.

         The Merger Agreement provided that upon consummation of the Merger, the then outstanding shares of KOS common stock would be converted into the right to receive, and become exchangeable for an aggregate of 600,000 shares of Registrant's common stock.

         The Merger was structured as a tax-free reorganization and will be accounted for by Registrant as a purchase.

         Upon consummation of the Merger, Elliot Elrod, a principal shareholder and President of KOS, entered into an Employment Agreement with Registrant (the "Elrod Employment Agreement") which calls for Mr. Elrod to serve as President and Chief Executive Officer of both KOS and NutraPet Labs, Inc., also a subsidiary of Registrant, through July 7, 2000 at a base salary of $125,000 per annum. To induce Mr. Elrod to enter into the Elrod Employment Agreement, Mr. Elrod was granted options, exercisable at varying dates commencing on January 1, 1999 at $.50 per share and expiring on December 31, 2002, to acquire an aggregate of 750,000 shares of Registrant's Common Stock.

         Also upon consummation of the Merger, Arnold Gans, Myra Gans and LN Investment Capital Limited Partnership, each a stockholder of Registrant (collectively, the "Original Stockholders"), as well as Elliot Elrod and Phillip Donenburg, each formerly a stockholder of KOS (collectively, the "New Stockholders"), entered into a Voting and Share Disposition Agreement (the "Voting Agreement") which, among other matters, provides that the Original Stockholders and the New Stockholders shall each use their best efforts to cause five (5) designees of the Original Stockholders and two (2) designees of the New Stockholders, respectively, to be elected to Registrant's Board of Directors. The Voting Agreement shall remain in effect through July 7, 2007, unless earlier terminated as provided in the Voting Agreement.


Item 7. Financial Statements and Exhibits.

         (a)  Financial Statements of KOS.*

              (i)       Report of independent auditors;

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              (ii)      Balance Sheet of KOS as of December 31, 1996 and
                        (unaudited) as of June 30, 1997;

              (iii) Statements of Operations and Retained Earnings of KOS for the years ended December 31, 1996 and 1995 and (unaudited) for the six months ended June 30, 1997;

              (iv) Statements of Cash Flows of KOS for the years ended December 31, 1996 and 1995 and (unaudited) for the six months ended June 30, 1997; and

              (v)       Notes to Financial Statements of KOS.


         (b)  Pro Forma Financial Information.*

              (i) Unaudited Pro Forma Combined Balance Sheets as of April 30, 1997 and January 31, 1997;

              (ii) Unaudited Pro Forma Combined Statements of Operations for the three months ended April 30, 1997 and the years ended January 31, 1997 and 1996; and

              (iii)     Notes to Unaudited Pro Forma Financial Information.


         (c)  Exhibits.

              (i) Agreement and Plan of Merger and Reorga-nization dated as of July 7, 1997 by and among The MNI Group Inc., MNI ViaSub Inc. and K.O.S. Industries, Inc.

              (ii) Employment Agreement dated as of July 7, 1997 between The MNI Group Inc. and Elliot Elrod

              (iii) Option Agreement dated as of July 7, 1997 between The MNI Group Inc. and Elliot Elrod

              (iv) Voting and Share Disposition Agreement dated as of July 7, 1997 among Arnold Gans, Myra Gans, LN Invesment Capital Limited Partnership, Elliot Elrod, Phillip B. Donenburg and The MNI Group Inc.




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*   Registrant's provision of historical financial statements of KOS and pro forma financial information relating to the Merger within 15 days after the Merger, as prescribed by Regulation S-X, promulgated by the Securities and Exchange Commission, is impracticable. Registrant will file such historical financial statements and pro forma financial information no later than 75 days after the Merger.



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                                      SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  July 29, 1997             THE MNI GROUP INC.
                                       (Registrant)


                                   By:  /s/Arnold Gans
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                                        Arnold Gans
                                        President